        .

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of Earliest Event Reported):
August 20, 2010
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS
Cash America International, Inc. (the “Company”) has elected to change the recordkeeper for the Cash America International, Inc. 401(k) Savings Plan (the “401(k) Plan”) and the Cash America International, Inc. Nonqualified Savings Plan (together, the “Plans”). As a result of this change, there will be a blackout period (the “Blackout Period”) in which participants and beneficiaries of the Plans temporarily will be unable to direct or diversify investments in their individual accounts, obtain loans from the 401(k) Plan, obtain distributions from the Plans, take in-service withdrawals from the Plans, access information regarding their account balances and investments in the Plans, change their beneficiary designations, or change their contribution elections. The Blackout Period for the Plan is expected to begin as of 3:00 p.m. Central Time on Monday, September 20, 2010, and end during the week of October 10, 2010.
The Company received the notice of the Blackout Period for the 401(k) Plan required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on August 20, 2010.
On August 20, 2010, the Company sent a notice of the Blackout Period (the “Blackout Period Notice”) to the members of its Board of Directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR of the Securities Exchange Act of 1934, informing them that they would be prohibited during the Blackout Period from purchasing and selling shares of the Company’s common stock, par value $0.10 per share (including derivative securities pertaining to such shares), acquired in connection with their service or employment as a director or executive officer of the Company. A copy of the Blackout Period Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
During the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period and other information regarding the Blackout Period by contacting Diversified Investment Advisors toll-free at 1-888-676-5512. In addition, during the Blackout Period and for a period of two years after the ending date of the Blackout Period, such information may also be obtained, without charge, by contacting J. Curtis Linscott, General Counsel and Secretary, by telephone at (817) 335-1100, or in writing, at Cash America International, Inc., 1600 West 7th Street, Fort Worth, Texas 76102.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit No.	Description
99.1	Notice of Blackout Period for Directors and Executive Officers of Cash America International, Inc. dated August 20, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: August 23, 2010	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Blackout Period for Directors and Executive Officers of Cash America International, Inc. dated August 20, 2010